Exhibit 10.1
EXECUTION VERSION

THIRD AMENDMENT
Dated as of April 22, 2020
to the
TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of November 29, 2016

This THIRD AMENDMENT (this “Amendment”) dated as of April 22, 2020 is entered into among VALVOLINE LLC, a Delaware limited liability company (“Valvoline” or “Master Servicer”), LEX CAPITAL LLC, a Delaware limited liability company (“SPV”), the Originators, the Investors, Letter of Credit Issuers, Managing Agents and Administrators party hereto, and PNC BANK, NATIONAL ASSOCIATION (“Agent” or “PNC”), as agent for the Investors.

RECITALS
WHEREAS, the parties hereto and PNC Capital Markets, LLC, have entered into that certain Transfer and Administration Agreement, dated as of November 29, 2016 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”);

WHEREAS, concurrently herewith, the parties hereto and PNC Capital Markets LLC are entering into that certain Amended and Restated Master Fee Letter, dated as of the date hereof (the “Fee Letter”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

All capitalized terms not otherwise defined herein are used as defined in the Agreement.

SECTION 2.  Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) The Agreement is hereby amended to incorporate the changes shown on the marked pages to the Agreement attached hereto as Exhibit A.

(b) A new Schedule IV is hereby added to the Agreement in the form of Exhibit B attached hereto.

SECTION 3.  Amendment to the First Tier Agreement. Schedule IV to the First Tier Agreement is hereby replaced in its entirety with Schedule IV attached hereto.

SECTION 4. Representations and Warranties. Each of Valvoline, each Originator and the SPV, as to itself, hereby represents and warrants to each of the other parties hereto as follows:

(a) after giving effect to this Amendment, the Fee Letter and the transactions contemplated hereby and thereby, no Termination Event or Potential Termination Event shall exist;

(b) the representations and warranties of such Person set forth in the Transaction Documents to which it is a party (as amended hereby) are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(c) this Amendment constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5.  Effectiveness. This Amendment shall become effective as of the date first above written upon receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a) counterparts of this Amendment duly executed by each of the parties hereto; and

(b) counterparts of the Fee Letter duly executed by each of the parties thereto and confirmation that any fees owing thereunder have been paid in full.

SECTION 6.  Reference to the Effect on the Transaction Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, and each reference in each of the other Transaction Documents to “the Transfer and Administration Agreement” or “the TAA,” “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

(b) The Agreement and each of the related documents, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all aspects ratified and confirmed. The covenants and other obligations of the SPV, Master Servicer, and each Originator (each in any capacity) shall continue under the Transaction Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, any of the Investors or any Indemnified Party under the Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Agreement or any other Transaction Document.

SECTION 7.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

SECTION 8.  Governing Law. THE AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401-1 AND 5-1401-2 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

SECTION 9.  Transaction Document. This Amendment shall be deemed to be a Transaction Document for all purposes of the Agreement and each other Transaction Document.

SECTION 10. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

SECTION 11. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

SECTION 12. Ratification. After giving effect to this Amendment and each of the other agreements, documents and instruments contemplated in connection herewith, the Parent Undertaking, along with each of the provisions thereof, remains in full force and effect and is hereby ratified and reaffirmed by the Parent and each of the other parties hereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

VALVOLINE LLC

By:	/s/ Lynn P. Freeman
Name:	Lynn P. Freeman
Title:	Vice President and Assistant Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Third Amendment to the TAA
(Valvoline - LEX Capital LLC)

LEX CAPITAL LLC

By:	/s/ Lynn P. Freeman
Name:	Lynn P. Freeman
Title:	President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Third Amendment to the TAA
(Valvoline - LEX Capital LLC)

VALVOLINE INC.

By:	/s/ Lynn P. Freeman
Name:	Lynn P. Freeman
Title:	Assistant Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Third Amendment to the TAA
(Valvoline - LEX Capital LLC)

PNC BANK, NATIONAL ASSOCIATION,
as the Agent, as Managing Agent and as a
Committed Investor for the PNC Investor Group

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Letter of Credit Issuer

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

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Third Amendment to the TAA
(Valvoline - LEX Capital LLC)

MUFG BANK, LTD., as a Managing Agent and
Administrator for the MUFG Investor Group

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

MUFG BANK, LTD., as a Committed Investor for
the MUFG Investor Group

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Third Amendment to the TAA
(Valvoline - LEX Capital LLC)

GOTHAM FUNDING CORPORATION,
as a Conduit Investor and an Uncommitted Investor
for the MUFG Investor Group

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Third Amendment to the TAA
(Valvoline - LEX Capital LLC)

EXHIBIT A

[Attached]

Exhibit A

EXHIBIT A to the Third Amendment, dated April 22, 2020

Transfer and Administration Agreement

Dated as of November 29, 2016

by and among

LEX Capital LLC,
Valvoline LLC,
and each other entity from time to time party hereto
as an Originator, as Originators,

Valvoline LLC,
as initial Master Servicer,
PNC Bank, National Association,
as the Agent, a Letter of Credit Issuer, a Managing Agent and
a Committed Investor,

MUFG Bank, Ltd.,
as a Managing Agent, an Administrator and a Committed Investor,

Gotham Funding Corporation,
as a Conduit Investor and an Uncommitted Investor,

PNC Capital Markets, LLC,
as Structuring Agent,

and

The Various Investor Groups, Managing Agents, Letter of Credit Issuers and Administrators From Time To Time Parties Hereto

Schedules
Schedule I	Yield and Rate Periods
Schedule II	Calculation of Required Reserves
Schedule III	Settlement Procedures
Schedule IV	Additional Defined Terms
Schedule 4.1 (d)	Perfection Representations, Warranties and Covenants
Schedule 4.1 (g)	List of Actions and Suits
Schedule 4.1 (i)	Location of Certain Offices and Records
Schedule 4.1 (j)	List of Subsidiaries, Divisions and Tradenames; FEIN
Schedule 4.1 (r)	List of Blocked Account Banks and Blocked Accounts
Schedule 5.1	Closing Checklist
Schedule 6.1 (a)	Agreed-Upon Procedures
Schedule 11.3	Address and Payment Information

Exhibits
Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Credit and Collection Policies and Practices
Exhibit C	Form of Investment Request
Exhibit D	Form of L/C Request
Exhibit E	Form of Originator Joinder Agreement
Exhibit F	Form of Master Servicer Report
Exhibit G	Form of SPV Secretary’s Certificate
Exhibit H	Forms of Originator/Master Servicer Secretary’s Certificate
Exhibit I	Form of Letter of Credit
Exhibit J	Form of Optional Reduction Notice

iv

whether beneficially, or as a trustee, guardian or other fiduciary. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

“Agent” means PNC, in its capacity as agent for the Secured Parties, and any successor thereto appointed pursuant to Article X.

“Agents” means, collectively, the Managing Agents and the Agent.

“Agent-Related Persons” means, with respect to any Managing Agent or the Agent, such Person together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.

“Aggregate Unpaid Balance” means, as of any date of determination, the sum of the Unpaid Balances of all Receivables which constitute Eligible Receivables as of such date of determination.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of (a) the aggregate unpaid Yield accrued and to accrue through the end of all Rate Periods (or calendar month for Portions of Investment with daily Rate Periods) in existence at such time, (b) the Net Investment at such time and (c) all other amounts owed (whether or not then due and payable) hereunder and under the other Transaction Documents by the SPV and each Originator to the Agent, the Managing Agents, the Administrators, the Investors or the Indemnified Parties at such time.

“Agreement” is defined in the Preamble.

“Alternate Rate” is defined in Section 2.4.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the SPV, the initial Master Servicer, any Originator or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, and any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Terrorism Laws” has the meaning set forth in Section 4.1(bb).

“Applicable Special Designated Obligor Percentage” ~~means initially (i) for Genuine Parts Company (d/b/a NAPA), 15.0%, (ii) for AutoZone, Inc., 20.0%, (iii) Advance Auto Parts, Inc., 10.0%, and (iv) for each other Special Designated Obligor, the applicable percentage designated in a written supplement to this Agreement signed by the Agent, each Managing Agent, the Master Servicer and the SPV, each in their sole discretion, by which such Special Designated Obligor is so designated, in each case, as such percentage is modified from time to time pursuant to the terms of this Agreement.~~is defined in Schedule IV.

“Ashland Global” means Ashland Global Holdings Inc., a Delaware corporation.

2

“Commitment Termination Date” means November 19, 2021, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent and the Committed Investors (in their sole discretion).

“Committed Investors” means (a) for the PNC Investor Group, the PNC Committed Investors, (b) for the MUFG Investor Group, the Gotham Committed Investors, and (c) for any other Investor Group, each of the Persons executing this Agreement in the capacity of a “Committed Investor” for such Investor Group in accordance with the terms of this Agreement, and, in each case, successors and permitted assigns.

“Concentration Limits” shall, at any time, be deemed exceeded:

(a) with respect to each Special Designated Obligor, if the aggregate Unpaid Balance of all Eligible Receivables relating to such Special Designated Obligor (together with its subsidiaries and Affiliates), exceeds the Applicable Special Designated Obligor Percentage of the Aggregate Unpaid Balance at such time;

(b) with respect to each Obligor other than a Special Designated Obligor, if the aggregate Unpaid Balance of all Eligible Receivables relating to such Obligor (and any other Obligor(s) aggregated with it for such purpose pursuant to the rules of construction set forth in the definitions of Group A, B and C Obligor below, respectively), exceeds the applicable percentage of the Aggregate Unpaid Balance specified below;

Group	Concentration Limit Percentage
Group A Obligor	20.0%
Group B Obligor	10.0%
Group C Obligor	6.67%
Group D Obligor	if such Group D Obligor is the Largest Group D Obligor, 7.0%, otherwise, 5.0%

(c) if the aggregate Unpaid Balance of all Extended Term Receivables 61-90 (at any time prior to the COVID-19 Extension End Date, excluding COVID-19 Extended Terms Receivables) exceeds 50.0% of the Aggregate Unpaid Balance at such time;

(d) if the aggregate Unpaid Balance of all Extended Term Receivables 91-195 (at any time prior to the COVID-19 Extension End Date, excluding COVID-19 Extended Terms Receivables) exceeds 35.0% of the Aggregate Unpaid Balance at such time;

(e) if the aggregate Unpaid Balance of all Extended Term Receivables 196-360 (at any time prior to the COVID-19 Extension End Date, excluding COVID-19 Extended Terms Receivables) exceeds 3.5% of the Aggregate Unpaid Balance at such time;

(f) if the aggregate Unpaid Balance of all Eligible Receivables, the Obligors of which are Official Bodies, exceeds 1.0% of the Aggregate Unpaid Balance at such time;

(g) if the aggregate Unpaid Balance of all Eligible Receivables, the Obligors of which are Eligible Foreign Obligors, exceeds 1.0% of the Aggregate Unpaid Balance at such time;

(h) if the aggregate Unpaid Balance of all Eligible Receivables, the Obligors of which are Canadian Obligors, exceeds 3.0% of the Aggregate Unpaid Balance at such time; ~~or~~

(i) if the aggregate Unpaid Balance of all Eligible Receivables for which the related merchandise has been shipped, but has not yet been delivered, to the related Obligor exceeds 3.0% of the Aggregate ~~Unpaid Balance at such time.~~ Unpaid Balance at such time; or

(j) if the aggregate Unpaid Balance of all COVID-19 Modified Receivables exceeds (i) at any time prior to the COVID-19 Extension End Date, $50,000,000 (or such greater amount as the Agent and each Managing Agent may designate in writing) and (ii) thereafter, $0.

“Conduit Assignee” means, with respect to any Conduit Investor, any special purpose entity that finances its activities directly or indirectly through asset backed commercial paper and is administered by a Managing Agent or any of its Affiliates and designated by such Conduit Investor’s Managing Agent from time to time to accept an assignment from such Conduit Investor of all or a portion of the Net Investment.

“Conduit Investment Termination Date” means, with respect to any Conduit Investor, the date of the delivery by such Conduit Investor to the SPV of written notice that such Conduit Investor elects, in its sole discretion, to permanently cease to fund Investments hereunder.

“Conduit Investor” means Gotham and any other Person that shall become a party to this Agreement in the capacity as a “Conduit Investor” and any Conduit Assignee of any of the foregoing.

“Contract” means, in relation to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“COVID-19 Emergency” means collectively, the public health emergency declared by the United States Secretary of Health and Human Services on January 27, 2020, with respect to the 2019 Novel Coronavirus and all related federal and state emergency declarations and measures.

“COVID-19 Extended Terms Receivable” is defined in Schedule IV.

“COVID-19 Extension End Date” means the first Business Day after the Settlement Date falling in October 2020 or such later date as the Agent and each Managing Agent may designate in writing.

“COVID-19 Modified Receivable” means a Receivable subject to a COVID-19 Permitted Modification.

“COVID-19 Permitted Modifications” is defined in Schedule IV.

“CP Rate” is defined in Section 2.4.

“Credit and Collection Policy” means Valvoline LLC’s credit and collection policy or policies and practices relating to Receivables as in effect on the Closing Date and set forth in Exhibit B, as modified, from time to time, in compliance with Sections 6.1(a)(vii) and 6.2(c).

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012, together with the related implementing technical standards and regulatory technical standards and any related regulatory guidance published by the European Banking Authority and adopted by the European Commission.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Collections” means any Collections on any Receivable deemed to have been received pursuant to Sections 2.6.

“Deemed Financial Covenants” means any one of the “financial covenants” set forth in Section 7.11 of the Parent Credit Agreement (or any replacement or successor to such Section or any similar section or sections in any replacement senior credit agreement) as in effect immediately prior to the initial occurrence of (i) any Committed Investor and each of its Affiliates, if applicable, ceasing to be a party to the Parent Credit Agreement as a lender thereunder or (ii) any amendment, restatement, waiver or supplement thereto to which any Managing Agent does not consent pursuant to Section 6.3.

“Default Rate” means a per annum rate equal to the sum of (a) the Base Rate plus (b) 2.00%.
“Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment (or, in the case of any COVID-19 Modified Receivable, the due date as extended).

“Deferred Purchase Price” is defined in the First Tier Agreement.

“Disqualified Equity Interests” has the meaning assigned to such term in the Parent Credit Agreement.

“Dollar” or “$” means the lawful currency of the United States.

“Downgrade Collateral Account” is defined in Section 3.2(a).

“Downgrade Draw” is defined in Section 3.2(a).

“Eligible Foreign Obligor” means an Obligor that (i) is neither a U.S. Obligor nor a Canadian Obligor nor an Official Body and (ii) is organized in, or has a head office (domicile), registered office and chief executive office located in, a country that is reasonably acceptable to the Agent.

“Eligible Investments” means any of the following investments denominated and payable solely in Dollars: (a) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the federal government of the United States, (b) insured demand deposits, time deposits and certificates of deposit of any commercial bank rated “A-1” by S&P, “P-1” by Moody’s and “A-1” by Fitch (if rated by Fitch), (c) no load money market funds rated in the highest ratings category by each of the rating agencies (without the “r” symbol attached to any such rating by S&P), and (d) commercial paper of any corporation incorporated under the laws of the United States or any political subdivision thereof, provided that such commercial paper is rated “A-1” by S&P, “P-1” by Moody’s and “A-1” by Fitch (if rated by Fitch) (without the “r” symbol attached to any such rating by S&P).

“Eligible Receivable” means, at any time, any Receivable:

(a) which was originated by an Originator in the ordinary course of its business in accordance with its Credit and Collection Policy;

(b) (i) with respect to which each of the applicable Originator and the SPV has performed all obligations required to be performed by it thereunder or under any related Contract, including shipment of the merchandise and/or the performance of the services purchased thereunder, but excluding the applicable Originator’s obligation to deliver the related merchandise to the Obligor’s destination if such Originator has shipped the related merchandise to such Obligor; provided, however, that if the related merchandise has not been delivered to the Obligor by the thirtieth (30th) day following such shipment, such Receivable shall not constitute an Eligible Receivable; (ii) which has been billed to the relevant Obligor; and (iii) (A) which, according to the Contract related thereto, is required to be paid in full within (x) if such Obligor is one of the Obligors listed on Schedule 1.1, the applicable time period appearing opposite the name of such Obligor on such Schedule 1.1 (it being understood and agreed that such Schedule 1.1 may be amended, supplemented or otherwise modified from time to time by mutual written agreement of the Agent, each Managing Agent, the Master Servicer and the SPV, each acting in its sole discretion), or (y) if such Obligor is any other Person, 90 days of the original billing date therefor or, (B) prior to the COVID-19 Extension End Date, is a COVID-19 Extended Terms Receivable;

(c) which satisfies all applicable requirements of the Credit and Collection Policy;

(d) which has been sold or contributed to the SPV pursuant to (and in accordance with) the First Tier Agreement and to which the SPV has good and marketable title, free and clear of all Adverse Claims;

(e) the Obligor of which (i) is not a natural person, (ii) is not an Affiliate of any of the parties hereto, (iii) if such Obligor is an Official Body, is both a U.S. Obligor and a state or municipal (rather than federal) Official Body, and (iv) is a U.S. Obligor, a Canadian Obligor or an Eligible Foreign Obligor; provided, that to the extent the Obligor of such Receivable is an Official Body, the SPV, the Master Servicer and the Originators shall not be required to comply with any Assignment of Claims Act;

(f) the Obligor of which has been directed to make all payments to a Blocked Account;

(g) which is assignable without the consent of, or notice to, the Obligor thereunder unless such consent has been obtained and is in effect or such notice has been given;

(h) which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any asserted litigation, dispute, offset, holdback, counterclaim or other defense; provided that with respect to offsets and holdbacks only the portion of such Receivable that is the subject of such offset or holdback shall be deemed to be ineligible pursuant to the terms of this clause (h);

(i) which is denominated in Dollars and payable only in Dollars in the United States or Canada;

(j) which is not a Defaulted Receivable;

(k) which is not a Charged-Off Receivable;

(l) other than any COVID-19 Permitted Modifications with respect to a COVID-19 Modified Receivable, which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (l);

(m) which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions and is not evidenced by instruments or chattel paper;

(n) which, together with the Contract related thereto, does not contravene in any material respect any Laws applicable thereto (including Laws relating to truth in

“Managing Agent” means, with respect to any Investor Group, the Person acting as Managing Agent for such Investor Group and designated as such on the signature pages hereto or in any Assignment and Assumption Agreement for such Investor Group under this Agreement, and each of its successors and assigns.

“Master Fee Letter” means the confidential letter agreement among the SPV, Valvoline LLC and the Managing Agents for the Investor Groups.

“Master Servicer” is defined in Section 7.1.

“Master Servicer Default” is defined in Section 7.5.

“Master Servicer Indemnified Amounts” is defined in Section 9.2.

“Master Servicer Indemnified Parties” is defined in Section 9.2.

“Master Servicer Report” means a report, in substantially the form attached hereto as Exhibit F or in such other form as is mutually agreed to by the SPV, the Master Servicer and the Agent, furnished by the Master Servicer pursuant to Section 2.8.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that materially and adversely affects (a) the collectability of a material portion of the Receivables, (b) the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the SPV individually or Parent and its consolidated Subsidiaries (taken as a whole), (c) the ability of the SPV, the Master Servicer or any of the Originators to perform its respective obligations under the Transaction Documents to which it is a party, or (d) the rights of or benefits available to the Agent, the Managing Agents or the Investors under the Transaction Documents.

“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.

“Maximum Commitment” means, as of any date of determination, the sum of the maximum Commitments of all Committed Investors hereunder.

“Maximum Net Investment” means, at any time, an amount equal to the aggregate Commitments of the Committed Investors and rounded down to the nearest $1,000. Effective as of the Closing Date, the PNC Committed Investor has no related Conduit Investor.

“Minimum Funding Threshold” means an amount equal to the lesser of (a) the product of (i) 50.00% times (ii) the Facility Limit at such time and (b) the Net Pool Balance less the Required Reserves at such time.

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

“MUFG” is defined in Preamble.

“MUFG Investor Group” is defined in the definition of Investor Group.

to the proposed Investment Date or the proposed L/C Issuance Date, as applicable, which report, or a supplement thereto, shall include ~~a calculation~~calculations to reflect that (i) the sum of the Net Investment and the Required Reserves will not exceed the Net Pool Balance and (ii) the Net Investment will exceed the Minimum Funding Threshold, in each case, after giving effect to such Investment or L/C Credit Extension, as applicable, and all information set forth therein shall be true, complete and correct in all material respects.

(d) The Termination Date has not occurred.

(e) In the case of an Investment, the amount of such Investment will not exceed the amount available therefor under Section 2.2 and, after giving effect thereto, (i) the sum of the Net Investment and the Required Reserves will not exceed the Net Pool Balance and (ii) the Net Investment will exceed the Minimum Funding Threshold.

(f) In the case of any L/C Credit Extension, after giving effect to such L/C Credit Extension, (i) each of the requirements set forth in Section 2.17(a) shall be satisfied ~~and~~, (ii) the sum of the Net Investment and the Required Reserves will not exceed the Net Pool Balance and (iii) the Net Investment will exceed the Minimum Funding Threshold.

ARTICLE VI

COVENANTS

SECTION 6.1 Affirmative Covenants of the SPV and Master Servicer. At all times from the date hereof to the Final Payout Date, unless the Majority Investors shall otherwise consent in writing:

(a) Reporting Requirements. The SPV shall furnish to the Agent (with a copy to each Managing Agent):

(i) Annual Reporting. First, within ninety (90) days after the close of Parent’s fiscal year commencing with the fiscal year ending September 30, 2017, audited financial statements, prepared by a nationally-recognized accounting firm in accordance with GAAP on a consolidated basis for Parent and its consolidated Subsidiaries, in each case, including consolidated and consolidating balance sheets as of the end of such period, and related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows, accompanied by an unqualified audit report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent and each Managing Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or similar qualification or exception or any qualification or exception as to the scope of such audit, and such financial statements shall be certified by the chief executive officer, chief financial officer, treasurer or controller of Parent to the effect that such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated statements of Parent and its consolidated Subsidiaries and second, not later than December 31st of each calendar year, a report to the effect that Protiviti Inc. or any other audit firm reasonably acceptable to the Agent has

(p) Perfection Covenants. The SPV shall comply with each of the covenants set forth in the Schedule 4.1(d) which are incorporated herein by reference.

(q) Solvency of SPV. The fair value of the assets of the SPV, at a fair valuation, will, at all times prior to the Final Payout Date, exceed its debts and liabilities, subordinated, contingent or otherwise. The present fair saleable value of the property of the SPV, at all times prior to the Final Payout Date, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured. The SPV will, at all times prior to the Final Payout Date, be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured. The SPV will not, at any time prior to the Final Payout Date, have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(r) Good Title. In the case of the SPV, upon each Investment and Reinvestment, the Agent shall acquire a valid and enforceable perfected first priority ownership interest or a first priority perfected security interest in each Eligible Receivable and all other Affected Assets that exist on the date of such Investment or Reinvestment, with respect thereto, free and clear of any Adverse Claim.

(s) Beneficial Ownership Regulation. Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the SPV shall execute and deliver to the Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Agent.

(t) Minimum Funding Threshold. The SPV shall cause the Net Investment to exceed the Minimum Funding Threshold at all times.

SECTION 6.2 Negative Covenants of the SPV and Master Servicer. At all times from the date hereof to the Final Payout Date, unless the Majority Investors shall otherwise consent in writing:

(a) No Sales, Liens, Etc. (i) Except as otherwise provided herein and in the First Tier Agreement, neither the SPV nor the Master Servicer shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (A) any of the Affected Assets, or (B) any proceeds of inventory or goods, the sale of which may give rise to a Receivable, or assign any right to receive income in respect thereof and (ii) the SPV shall not issue any security to, or sell, transfer or otherwise dispose of any of its property or other assets (including the property sold to it by an Originator under Section 2.1 of the First Tier Agreement) to, any Person other than an Affiliate (which Affiliate is not a special purpose entity organized for the sole purpose of issuing asset backed securities) or as otherwise expressly provided for in the Transaction Documents; provided that nothing in the foregoing shall limit the right of the Originators to receive a Deemed Collection in respect of, or to repurchase, certain Receivables and Related Security in accordance with Sections 4.2(b) and 4.4 of the First Tier Agreement.

direction of the Managing Agents representing the Majority Investors, designate as Master Servicer any Person (including the Agent) to succeed the initial Master Servicer or any successor Master Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof.

(b) Upon the designation of a successor Master Servicer as set forth above, the existing Master Servicer agrees that it will terminate its activities as Master Servicer hereunder in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new Master Servicer, and the existing Master Servicer shall cooperate with and assist such new Master Servicer. Such cooperation shall include access to and transfer of records and use by the new Master Servicer of all records, licenses, hardware or software necessary or desirable to collect the Receivables and the Related Security.

(c) The existing Master Servicer acknowledges that the SPV, the Agent, each Managing Agent and the Investors have relied on the existing Master Servicer’s agreement to act as Master Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, the existing Master Servicer agrees that it will not voluntarily resign as Master Servicer.

(d) The Master Servicer may delegate its duties and obligations hereunder to any subservicer (each, a “Sub-Servicer”); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Master Servicer pursuant to the terms hereof, (ii) the Master Servicer shall remain primarily liable to the SPV, the Agent, the Managing Agents and the Investors for the performance of the duties and obligations so delegated, (iii) the SPV, the Originators and the Majority Investors shall consent in writing to any material delegation of servicing duties different in scope or nature than those delegations typically made by the Master Servicer as of the Closing Date and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Master Servicer hereunder by giving notice of its desire to terminate such agreement to the Master Servicer (and the Master Servicer shall provide appropriate notice to such Sub-Servicer). It is understood and agreed that the Master Servicer may appoint one or more Originators as Sub-Servicers for the Receivables attributed to them and the other Affected Assets related thereto.

SECTION 7.2 Duties of Master Servicer.

(a) The Master Servicer shall take or cause to be taken all reasonable action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with this Agreement and all applicable Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Master Servicer shall set aside (and, if applicable, segregate) and hold in trust for the accounts of the SPV, the Agent and each Managing Agent the amount of the Collections to which each is entitled in accordance with Article II. So long as no Termination Event shall have occurred and be continuing, the Master Servicer may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Unpaid Balance of any Receivable, including any Defaulted Receivable, or amend, modify or waive any term or condition of any Contract related thereto, in each case, as the Master Servicer may determine to be appropriate to maximize Collections thereof; provided that (i) other than any

COVID-19 Permitted Modifications with respect to a COVID-19 Modified Receivable, such extension, adjustment or modification shall not alter the status of such Receivable as a Defaulted Receivable ~~or~~, (ii) such extension, adjustment or modification shall not limit the rights of the SPV or any Secured Party under this Agreement and (~~ii~~iii) if a Termination Event is continuing, then the Master Servicer may make such extension, adjustment or modification only with the approval of the Agent. The SPV shall deliver to the Master Servicer and the Master Servicer shall hold in trust for the SPV and the Agent, on behalf of the Investors, in accordance with their respective interests, all Records which evidence or relate to any Affected Asset. Notwithstanding anything to the contrary contained herein, at any time when a Termination Event is continuing, the Agent shall have the right to direct the Master Servicer to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Affected Asset. The Master Servicer shall not make the Administrator, the Agent, any Managing Agent or any other Secured Party a party to any litigation without the prior written consent of such Person. At any time when a Termination Event exists and is continuing, the Agent may notify any Obligor of its interest in the Receivables and the other Affected Assets.

(b) The Master Servicer shall, as soon as practicable following receipt thereof, turn over to the SPV all collections from any Person of indebtedness of such Person which are not on account of a Receivable. Notwithstanding anything to the contrary contained in this Article VII, the Master Servicer, if not the SPV, an Originator or any Affiliate of the SPV or an Originator, shall have no obligation to collect, enforce or take any other action described in this Article VII with respect to any indebtedness that is not included in the Asset Interest other than to deliver to the SPV the Collections and documents with respect to any such indebtedness as described above in this Section 7.2(b).

(c) Any payment by an Obligor in respect of any indebtedness owed by it to an Originator shall, except as otherwise specified by such Obligor, required by contract or law or clearly indicated by facts or circumstances (including by way of example an equivalence of a payment and the amount of a particular invoice), and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

SECTION 7.3 Blocked Account Arrangements. On or prior to the Closing Date the SPV shall enter into Blocked Account Agreements with all of the Blocked Account Banks, and deliver original counterparts thereof to the Agent. The Agent may at any time after the occurrence and during the continuation of a Termination Event or Potential Termination Event give notice to each Blocked Account Bank that the Agent is exercising its rights under the Blocked Account Agreements to do any or all of the following: (i) to have the exclusive control of the Blocked Accounts transferred to the Agent and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Blocked Accounts be redirected pursuant to its instructions rather than deposited in the applicable Blocked Account, and (iii) to take any or all other actions permitted under the applicable Blocked Account Agreement; provided that the Agent shall have no right, title or interest in any Excluded Amounts deposited to the Blocked Accounts and shall cause such Excluded Amounts to be transferred to the applicable Originator at its direction. The SPV hereby agrees that if the Agent, at any time, takes any action set forth in the preceding sentence, the Agent shall have exclusive